Exhibit 3.69

VORNADO REALTY TRUST

ARTICLES SUPPLEMENTARY

Vornado Realty Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the Amended and Restated Declaration of Trust of the Trust (the “Declaration”) and pursuant to Section 8-203(b) of the Maryland REIT Law, the Board of Trustees of the Trust (the “Board”), by unanimous written consent, reclassified (i) 5,705,423 authorized but unissued $3.25 Series A Convertible Preferred Shares, no par value per share, (ii) 3,500,000 authorized but unissued Series D-1 8.5% Cumulative Redeemable Preferred Shares, no par value per share, (iii) 549,336 authorized but unissued 8.375% Series D-2 Cumulative Redeemable Preferred Shares, no par value per share, (iv) 8,000,000 authorized but unissued Series D-3 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (v) 5,000,000 authorized but unissued Series D-4 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (vi) 7,480,000 authorized but unissued Series D-5 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (vii) 1,000,000 authorized but unissued Series D-6 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (viii) 7,200,000 authorized but unissued Series D-7 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (ix) 360,000 authorized but unissued Series D-8 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (x) 1,800,000 authorized but unissued Series D-9 8.25% Cumulative Redeemable Preferred Shares, no par value per share, (xi) 800,000 authorized but unissued Series D-11 7.2% Cumulative Redeemable Preferred Shares, no par value per share, (xii) 450,000 authorized but unissued 7.00% Series E Cumulative Redeemable Preferred Shares, no par value per share, (xiii) 1,200,000 authorized but unissued 6.625% Series G Cumulative Redeemable Preferred Shares, no par value per share, (xiv) 100,000 authorized but unissued 6.750% Series H Cumulative Redeemable Preferred Shares, no par value per share, and (xv) 1,250,000 authorized but unissued 6.625% Series I Cumulative Redeemable Preferred Shares, no par value per share (collectively, the “Shares”), as Preferred Stock, no par value per share (as defined in the Declaration), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of the Trust’s Preferred Stock as set forth in Article VI of the Declaration and in any other provisions of the Declaration relating to shares of beneficial interest of the Trust generally.

SECOND:                The Shares have been reclassified by the Board under the authority granted to it in the Declaration.

THIRD:             After giving effect to these reclassifications, the total number of shares of beneficial interest which the Trust is authorized to issue is 620,000,000 shares, of which 110,000,000 are Preferred Stock (which includes, 83,977 Series A Convertible Preferred Shares; 4,800,000 Series D-10 7.00% Cumulative Redeemable Preferred Shares; 1,400,000 Series D-11 7.20% Cumulative Redeemable Preferred Shares; 800,000 Series D-12 6.55% Cumulative Redeemable Preferred Shares; 4,000,000 6.75% Series D-14 Cumulative Redeemable Preferred Shares; 1,800,000 6.875% Series D-15 Cumulative Redeemable Preferred Shares, 3,000,000 7.00% Series E Cumulative Redeemable Preferred Shares; 6,000,000 6.75% Series F Cumulative Redeemable Preferred Shares; 8,000,000 6.625% Series G Cumulative Redeemable Preferred Shares; 4,500,000 6.750% Series H Cumulative Redeemable Preferred Shares; and 10,800,000 6.625% Series I Cumulative Redeemable Preferred Shares); 200,000,000 shares of Common Stock (as defined in the Declaration), and 310,000,000 shares of Excess Stock (as defined in the Declaration).

FOURTH:         These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH:               The undersigned Executive Vice President – Finance and Administration and Chief Financial Officer of the Trust acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President – Finance and Administration and Chief Financial Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed in its name and on its behalf by its Executive Vice President – Finance and Administration and Chief Financial Officer and attested to by its Secretary on this 25th day of July, 2007.

VORNADO REALTY TRUST
/s/ Joseph Macnow
Joseph Macnow
Executive Vice President – Finance and Administration and Chief Financial Officer

ATTEST:
/s/ Alan J. Rice
Alan J. Rice
Secretary